UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

MERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 20, 2014, ZF Meritor LLC (“ZF Meritor”), a joint venture between a subsidiary of Meritor, Inc. (the “Company”) and ZF Friedrichshafen AG (“ZF AG”), and Meritor Transmission Corporation (“Meritor Transmission”) entered into a settlement agreement with Eaton Corporation (“Eaton”) relating to the antitrust lawsuit filed in 2006. Pursuant to the terms of the settlement agreement, Eaton has agreed to pay $500 million to ZF Meritor. The Company will receive net proceeds of $209 million. ZF Meritor and Meritor Transmission have agreed to dismiss all pending antitrust litigation with Eaton. The settlement agreement is subject to ZF AG corporate approval, which is expected to occur in early July. The Company expects to receive proceeds from the settlement on or about July 15, 2014.

The Company’s press release announcing entry into the settlement agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference. A presentation outlining additional details of the announcement is available on the Company’s website at http://investors.meritor.com/phoenix.zhtml?c=122961&p=irol-presentations and is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 – Press Release of Meritor, Inc., dated June 23, 2014

Exhibit 99.2 – Presentation of Meritor, Inc., dated June 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

MERITOR, INC.
(Registrant)

By:	/s/ Sandra J. Quick	June 23, 2014
	Sandra J. Quick	(Date)
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Meritor, Inc., dated June 23, 2014
99.2	Presentation of Meritor, Inc., dated June 23, 2014